Exhibit 10.1.17

First Amendment to Raw Material Supply Agreement

This First Amendment (this “Amendment”) to the Raw Material Supply Agreement entered into between JBS USA, Inc. and Beef Products, Inc. on February 27, 2008 is made and entered into effective the 20th day of October, 2008.

Recitals

A. Each of the recitals contained in the Raw Supply Agreement (the “Agreement”) are incorporated herein by this reference.

B. The acquisitions of National Beef Packing Company, LLC and Smithfield Beef Group, Inc. anticipated in the Agreement will not close simultaneously as originally anticipated. Instead, the acquisition of Smithfield Beef Group, Inc. will occur on or about October 21, 2008 and the remainder of the acquisition will occur at a later date.

C. The Agreement anticipated an Effective Date for all Locations upon the closing of the transactions. Seller and Buyer intend to clarify the impact of the change in the timing of Seller’s acquisitions on the Agreement via this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals (which are specifically incorporated herein by this reference) and the mutual covenants described below, the parties agree as follows:

1. Amendment of Section 12. The second sentence of Section 12 of the Agreement is hereby deleted. In addition, the definition of “Effective Date” contained in Section 12 of the Agreement is hereby modified as follows:

(a) The closing date of the Smithfield Beef Group, Inc. acquisition shall become the Effective Date under the Agreement for raw materials supplied from the current JBS USA, Inc. facilities and the Smithfield Beef Group, Inc. facilities; and

(b) If Seller completes the acquisition of National Beef Packing Company, LLC at a future date, the Effective Date for raw materials supplied from the National Beef Packing Company, LLC facilities will be the closing date of that acquisition.

2. Addition on Exhibit C. Within 60 days from the Effective Date for raw materials supplied from the Smithfield Beef Group facilities, the parties will have completed negotiation of the target and minimum quantities for each of those facilities and amend Exhibit C to the Agreement accordingly. During that time, Seller will sell and Buyer will purchase all available Raw Materials produced at those facilities, but without consideration for the target and minimum quantities.

3. Remainder of Agreement. All other terms and provisions of the Agreement shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Raw Material Supply Agreement effective as of the day and year set forth above.

Beef Products, Inc.		JBS USA, Inc.

By:	/s/ Eldon Roth	By:	/s/ Andre Nogueira
	Eldon Roth, President		Andre Nogueira, CFO